Exhibit 107.1

Calculation of Filing Fee Table

Form S-1

(Form Type)

Ategrity Specialty Holdings LLC*

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common stock, $0.001 par value per share	Rule 457(a)	7,666,667	$16.00	$122,666,672	0.00015310	$18,780.27
Fees Previously Paid	Equity	Common stock, $0.001 par value per share	Rule 457(o)	–	–	$100,000,000	0.00015310	$15,310.00
		Total Offering Amounts				$122,666,672		$18,780.27
		Total Fees Previously Paid						–
		Total Fee Offsets						–
		Net Fee Due						$3,470.27

*	Ategrity Specialty Holdings LLC will be converted to a Nevada corporation named Ategrity Specialty Insurance Company Holdings prior to the consummation of this offering.
(1)	Includes 1,000,000 additional shares that the underwriters have the option to purchase.